UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2015

MITEK SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35231	87-0418827
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

8911 Balboa Avenue, San Diego, California 92123

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 309-1700

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 4, 2015, Mitek Systems, Inc. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”). As of January 16, 2015, the record date for the Annual Meeting, there were 30,654,705 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 25,372,119 shares of the Company’s common stock were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter. These proposals are more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on January 27, 2015 (the “Proxy Statement”).

1.	A proposal to elect the following seven directors to serve until the Company’s 2016 annual meeting of stockholders and until their respective successors have been elected and qualified: John M. Thornton, James B. DeBello, Vinton P. Cunningham, Bill K. Aulet, James C. Hale, Bruce E. Hansen and Alex W. “Pete” Hart.

	For	Withheld	Broker Non-Votes
John M. Thornton	7,399,602	432,725	17,539,792
James B. DeBello	7,333,172	499,155	17,539,792
Vinton P. Cunningham	7,558,268	274,059	17,539,792
Bill K. Aulet	7,591,337	240,990	17,539,792
James C. Hale	7,631,370	200,957	17,539,792
Bruce E. Hansen	7,590,030	242,297	17,539,792
Alex W. “Pete” Hart	7,602,830	229,497	17,539,792

2.	A proposal to ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

For	Against	Abstained	Broker Non-Votes
22,502,349	1,072,876	1,796,894	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

By:	/s/ Russell C. Clark
Russell C. Clark
Chief Financial Officer

Date: March 5, 2015